UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2022

Viatris Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2022, Viatris Inc., a Delaware corporation (“Viatris”), announced that it closed the previously announced  transaction with Biocon Biologics Limited, a public limited company incorporated under the India Companies Act, 2013 (“Biocon Biologics”), involving the transfer by Viatris of substantially all of its biosimilars portfolio (the “Biosimilars Business”) to Biocon Biologics and its subsidiaries (the “Transaction”) in exchange for consideration from Biocon Biologics and its subsidiaries of $3.335 billion on a cash-free, debt-free basis, consisting of (a) $2.0 billion in cash consideration at closing, subject to certain adjustments as set forth in the Transaction Agreement (as defined below), (b) a convertible preferred equity stake in Biocon Biologics initially representing 12.9% of the equity in Biocon Biologics (on a fully diluted basis), which the parties’ valued at $1 billion in the Transaction, (c) $160.0 million in future cash consideration, payable on the second anniversary of closing and (d) $175.0 million in future cash consideration, payable on April 8, 2024 (as a result of Biocon Biologics not exercising its right to exclude certain assets and liabilities related to Viatris’ aflibercept product candidate from the Transaction).  Approximately $150 million of the closing cash consideration was financed by equity commitments from Serum Institute Life Sciences Private Limited and approximately $650 million of the closing cash consideration was financed by equity commitments from Biocon Limited and its affiliate, Biocon Pharma Limited.  The consideration is subject to certain post-closing adjustments and indemnities as set forth in the Transaction Agreement.

On November 28, 2022, prior to the closing of the Transaction, Viatris and Biocon Biologics entered into Amendment No. 1 (“Amendment No. 1”) to the Transaction Agreement, dated as of February 27, 2022, between Viatris and Biocon Biologics (the “Original Transaction Agreement” and, as amended by Amendment No. 1, the “Transaction Agreement”).  Amendment No. 1, among other things, (a) modified certain aspects of the structuring of the Transaction, (b) modified the timing and procedures for determining the purchase price adjustments, including relating to working capital, and (c) increased the amount of the working capital target from $150 million to $225 million.  In addition, pursuant to the Transaction Agreement, at the closing of the Transaction, Viatris retained cash and certain current assets otherwise included in the working capital of the Biosimilars Business in an aggregate amount equal to the working capital target.  All or a portion of such amounts may become payable to Biocon Biologics in connection with certain events in the future, depending on the valuations attributable to such events.

The foregoing description of the Transaction Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of (i) the Original Transaction Agreement, which is attached as Exhibit 2.1 to Viatris’ Form 8-K filed with the SEC on February 28, 2022 and incorporated herein by reference, and (ii) Amendment No. 1, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The above description of the Transaction Agreement has been included to provide investors and security holders with information regarding the terms of such agreements.  It is not intended to provide any other factual information about Viatris and Biocon Biologics and their respective subsidiaries and affiliates, or any of their respective businesses.  The Transaction Agreement contains representations and warranties that are solely for the benefit of parties thereto.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Transaction Agreement as of a specific date.  The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Transaction Agreement.  Therefore, investors and security holders should not treat the representations and warranties as categorical statements of fact.  Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors.  They were made only as of the date of the Original Transaction Agreement or such other date or dates as may be specified in the Transaction Agreement and they are subject to more recent developments.  Accordingly, investors and security holders should read the representations and warranties in the Transaction Agreement not in isolation but only in conjunction with the other information about Viatris and its respective subsidiaries that the respective companies include in reports and statements Viatris files with the SEC.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 29, 2022, Viatris issued a press release announcing the closing of the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may include, without limitation, statements about the Transaction, including statements about the future cash consideration payable in the Transaction, the post-closing purchase price adjustments and indemnities related to the Transaction, the amounts that may become payable to Biocon Biologics in connection with future events and the sale or conversion of Viatris’ equity stake in Biocon Biologics. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the Transaction may not achieve its intended benefits; the parties’ ability to meet expectations regarding the accounting and tax treatments of the Transaction; changes in relevant tax and other laws; the possibility that Viatris may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the transaction pursuant to which Mylan N.V. (“Mylan”) combined with the Pfizer Inc.’s Upjohn business (the “Upjohn Business”) in a Reverse Morris Trust transaction (the “Combination”) and Upjohn Inc. became the parent entity of the combined Upjohn Business and Mylan business and was renamed “Viatris Inc.” or Viatris’ global restructuring program within the expected timeframe or at all; the Transaction and other strategic initiatives, including potential divestitures, may not achieve their intended benefits; operational or financial difficulties or losses associated with Viatris’ reliance on agreements with Pfizer in connection with the Combination, including with respect to transition services; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; Viatris’ failure to achieve expected or targeted future financial and operating performance and results; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws and regulations, including but not limited to changes in tax, healthcare and pharmaceutical laws and regulations globally (including the impact of potential tax reform in the U.S.); the ability to attract and retain key personnel; Viatris’ liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Viatris’ ability to bring new products to market, including but not limited to “at-risk launches”; success of clinical trials and the Viatris’ or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with Viatris’ manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on Viatris; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in Viatris’ or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following the Combination; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of Viatris or its partners; uncertainties regarding future demand, pricing and reimbursement for Viatris’ products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of Viatris’ Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this filing or our other filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this filing other than as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to Transaction Agreement, dated as of November 28, 2022, by and between Biocon Biologics Limited and Viatris Inc.*

99.1	Viatris press release announcing the closing of the Transaction

*
Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Viatris agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viatris Inc.

By:	/s/ Sanjeev Narula
	Name:	Sanjeev Narula
	Title:	Chief Financial Officer

Date: November 29, 2022